CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting part of the following Registration Statements on Form S-3 or S-4:

Nos.  33-87890
      33-66126
      33-68302
      33-77380
      33-81378
      33-98764
      333-4053
      333-12685

and in the following Registration Statements on Form S-8:

Nos.  33-44648
      33-44649
      33-44650
      33-44651
      33-44653
      33-53912
      33-53914
      33-53916
      33-86684
      33-97190
      333-1432

of Integrated Health Services, Inc. of our report dated September 25, 1996 relating to the consolidated financial statements of Signature Home Care, Inc. which appears in the Current Report on Form 8-K/A of Integrated Health Services, Inc. dated September 25, 1996.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Dallas, Texas
July 7, 1997